UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2015

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Village Circle, Suite 100

Westlake, TX 76262

(Address of principal executive offices, including Zip Code)

(817) 961-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Background

On July 13, 2015, Audatex North America, Inc. (the “Issuer”), an indirect wholly-owned subsidiary of Solera Holdings, Inc. (“Solera”), entered into a purchase agreement (the “Purchase Agreement”) with Solera, the other guarantors named therein (the “Guarantors”) and Goldman, Sachs & Co., as initial purchaser (the “Initial Purchaser”). Pursuant to the Purchase Agreement, the Issuer agreed to sell to the Initial Purchaser, and the Initial Purchaser agreed to purchase from the Issuer, $850.0 million in aggregate principal amount of 6.125% Senior Notes due 2023 (the “New 2023 Notes”). The sale of the New 2023 Notes closed on July 16, 2015.

The Issuer used a portion of the net proceeds from the offering to repay all of its outstanding borrowings under the senior unsecured interim credit facility that it entered into in connection with its acquisition of DMEautomotive, LLC on June 2, 2015 and pay related fees and expenses. The Issuer also used a portion of the net proceeds from the offering to fund the purchase of the equity interests in its Service Repair Solutions joint venture from the joint venture partner. The Issuer intends to use any remaining net proceeds for general corporate purposes, including continuing to actively seek, evaluate and potentially pursue strategic initiatives. Such strategic initiatives may include future acquisitions, joint ventures, investments or other business development opportunities.

The New 2023 Notes were issued as additional notes pursuant to an indenture, dated as of November 5, 2013 (as supplemented or amended, the “2023 Notes Indenture”), among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), under which the Issuer previously issued $565.0 million of its 6.125% Senior Notes due 2023 (the “Existing 2023 Notes” and together with the New 2023 Notes, the “2023 Notes”). The New 2023 Notes were offered at an original issue price of 99.50% plus accrued interest from May 1, 2015.

The New 2023 Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements. Holders of New 2023 Notes are not entitled to any registration rights under the Securities Act.

Supplemental Indenture related to the New 2023 Notes

The New 2023 Notes were issued pursuant to the Third Supplemental Indenture to the 2023 Notes Indenture, dated as of July 16, 2015 (the “Third Supplemental Indenture”), among the Issuer, the Guarantors and the Trustee. The New 2023 Notes are treated as a single class with the Existing 2023 Notes for all purposes and will have the same terms as those of the Existing 2023 Notes. The New 2023 Notes and the Existing 2023 Notes are expected to trade fungibly with one another, except that the New 2023 Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act were issued under a new CUSIP number and will trade separately during the 40-day distribution compliance period.

The 2023 Notes bear interest at a rate of 6.125% and mature on November 1, 2023. Interest is payable on the 2023 Notes on May 1 and November 1 of each year; provided that with respect to the New 2023 Notes, the first interest payment date will be November 1, 2015.

The New 2023 Notes are guaranteed by Solera and each of Solera’s wholly-owned domestic subsidiaries that currently guarantee Audatex’s existing senior notes. The 2023 Notes and the guarantees are unsecured senior obligations of the Issuer and the Guarantors.

The 2023 Notes Indenture contains covenants limiting the ability of Solera and its subsidiaries to: (i) incur liens; (ii) engage in sale and leaseback transactions; or (iii) consolidate, merge with, or convey, transfer or lease substantially all of their assets to, another person. Except if the 2023 Notes achieve an investment grade rating, the 2023 Notes Indenture also limits the ability of any subsidiary of Solera (other than the Issuer or any parent company of the Issuer) to incur indebtedness. All of these covenants are subject to important exceptions and qualifications.

The 2023 Notes Indenture provides for events of default (subject in certain cases to customary grace and cure periods) which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the 2023 Notes Indenture, defaults in payment of certain other indebtedness, certain events of bankruptcy or insolvency and when the guarantees of significant subsidiaries cease to be in full force and effect. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding 2023 Notes may declare the principal and accrued but unpaid interest on all of the 2023 Notes to be due and payable immediately.

At any time prior to November 1, 2016, the Issuer may, subject to certain conditions, redeem up to 35% of the aggregate principal amount of the 2023 Notes issued under the 2023 Notes Indenture at a redemption price equal to 106.125% of the principal amount of the 2023 Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption. At any time prior to November 1, 2018, the 2023 Notes may be redeemed, in whole or in part, at the option of the Issuer, at a redemption price equal to 100% of the principal amount of the 2023 Notes redeemed plus a “make-whole premium” and accrued and unpaid interest to, the applicable redemption date. On or after November 1, 2018, the Issuer may redeem all or a part of the 2023 Notes, at the following redemption prices: (i) if the redemption occurs on or after November 1, 2018 but prior to November 1, 2019, the redemption price is 103.063% of the principal amount of the 2023 Notes; (ii) if the redemption occurs on or after November 1, 2019 but prior to November 1, 2020, the redemption price is 102.042% of the principal amount of the 2023 Notes; (iii) if the redemption occurs on or after November 1, 2020 but prior to November 1, 2021, the redemption price is 101.021% of the principal amount of the 2023 Notes and (iv) if the redemption occurs on or after November 1, 2021, the redemption price is 100.000% of the principal amount of the 2023 Notes

If Solera experiences certain change of control events accompanied by certain ratings events, the Issuer must give holders of the 2023 Notes the opportunity to sell it their 2023 Notes at 101% of their face amount, plus accrued and unpaid interest, if any, to the date of purchase.

A copy of the Third Supplemental Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Third Supplemental Indenture is qualified in its entirety by reference to such exhibit.

A description of the 2023 Notes Indenture was included in Solera’s Current Report on Form 8-K filed on November 5, 2013 (the “November 5, 2013 Form 8-K”) and is incorporated by reference herein, and a copy of the 2023 Notes Indenture was attached as Exhibit 4.2 to the November 5, 2013 Form 8-K and is incorporated by reference herein. The description of the material terms of the 2023 Notes and the 2023 Notes Indenture is qualified in its entirety by reference to such description and exhibit.

Item 1.02.	Termination of a Material Definitive Agreement.

On July 16, 2015, the Issuer used approximately $200.3 million of the net proceeds from the New 2023 Notes to repay in full all of its outstanding term loans (including interest and fees) under the Credit and Guaranty Agreement, dated as of June 2, 2015, among the Issuer, Solera, certain other subsidiaries of Solera, as guarantors, Goldman Sachs Bank USA, as administrative agent, and certain other financial institutions as lenders thereunder (the “Credit Agreement”). The Credit Agreement was terminated upon repayment of the outstanding term loans. A description of the material terms of the Credit Agreement were previously disclosed in Solera’s Current Report on Form 8-K, filed on June 5, 2015, which description is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 16, 2015, the Issuer, through Claims Services Group, Inc. (“Claim Services Group”), its indirect wholly-owned subsidiary, completed its previously announced acquisition of all equity interests of SRS Investment Holdings, Inc. (“SRS”) currently held by WCAS SRS Co-Investment, L.P. (“WCAS SRS”) (the “SRS Equity Buyout”), pursuant to the terms and conditions of an Equity Purchase Agreement, dated as of July 13, 2015, among Claims Services Group, SRS, WCAS SRS and Welsh, Carson, Anderson & Stowe XI, L.P (“WCAS”). The purchase price paid at close was approximately $594.8 million, plus WCAS’ approximate share of SRS’s cash balance at the close, which share was $25.0 million. The purchase price was funded using a portion of the net proceeds from the New 2023 Notes.

Item 2.02.	Results of Operations and Financial Condition.

On July 17, 2015, Solera issued a press release announcing that it will release its financial results for the fourth quarter and fiscal year ended June 30, 2015 on Tuesday, August 25, 2015, after the market close. At that time, Solera will also issue its initial outlook for fiscal year 2016, which outlook components shall consist of revenue, net income attributable to Solera, adjusted EBITDA, adjusted net income, and cash earnings per share. A conference call will be hosted by Tony Aquila, Solera’s founder, Chairman and CEO, and Renato Giger, Solera’s CFO, at 5:00 p.m. EDT that evening.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Supplemental Indenture, the New 2023 Notes and related guarantees is also responsive to Item 2.03 of this Current Report and is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

The registrant hereby furnishes the information set forth under the captions “Preliminary Outlook for Fiscal Year 2016,” “Non-GAAP Financial Measures” and “Cautions About Forward-Looking Statements” in the press release issued on July 17, 2016 furnished hereto as Exhibit 99.1 and the information set forth under such captions is incorporated herein by reference.

The information set forth under the captions described above furnished in this Current Report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 8.01.	Other Events.

On July 16, 2015, Solera issued a press release announcing the closing of the private offering of an additional $850.0 million aggregate principal amount of New 2023 Notes. A copy of the press release announcing the closing of the offering is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated as of July 16, 2015, supplementing the Indenture, dated as of November 5, 2013, among Audatex North America, Inc., Solera Holdings, Inc., the other guarantors named therein and U.S. Bank National Association, as trustee.

99.1	Press release issued by Solera Holdings, Inc. on July 17, 2015 announcing the closing of the SRS Equity Buyout and certain preliminary financial information.

99.2	Press release issued by Solera Holdings, Inc. on July 16, 2015 announcing the closing of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ Jason M. Brady
Date: July 17, 2015	Name:	Jason M. Brady
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated as of July 16, 2015, supplementing the Indenture, dated as of November 5, 2013, among Audatex North America, Inc., Solera Holdings, Inc., the other guarantors named therein and U.S. Bank National Association, as trustee.

99.1	Press release issued by Solera Holdings, Inc. on July 17, 2015 announcing the closing of the SRS Equity Buyout and certain preliminary financial information.

99.2	Press release issued by Solera Holdings, Inc. on July 16, 2015 announcing the closing of the offering.